Exhibit 99.1

Media Contact:	Investor Relations Contact:
Tim Deighton	List Underwood
(205) 264-4551	(205) 801-0265

Regions Reports Third Quarter 2008 Earnings

Aggressively managing well-defined credit issues

BIRMINGHAM, Ala. – (BUSINESS WIRE) – October 21, 2008 – Regions Financial Corporation (NYSE:RF) today reported earnings for the quarter ending September 30, 2008.

Key points for the quarter included:

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Earnings of 11 cents per diluted share for the quarter ended September 30, 2008. Excluding the impact of after-tax merger charges and discontinued operations, earnings were 15 cents per diluted share. (see reconciliation in “Earnings Highlights” table below)

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Aggressively managing well-defined credit issues, with $430 million in non-performing assets either sold or transferred to held for sale. Net charge-offs and other real estate expense related to these dispositions totaled approximately $186 million.

•	Leveraged lease tax settlement costs net interest margin 14 basis points or 3 cents per diluted share after tax

•	Mortgage servicing rights impairment lowers after tax diluted earnings per share by 1 cent

•	Non-performing assets, excluding assets held for sale, steadied at 1.66 percent of period end loans and other real estate

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Net loan charge-offs an annualized 1.68 percent of average loans, driven by accelerated problem asset disposition. Excluding impact of sales and transfers to held for sale, net loan charge-offs an annualized 1.03 percent of average loans

•	Tier 1 capital ratio at an estimated 7.47%, $1.7 billion above well-capitalized level

Regions Financial Corporation
Post Office Box 11007
Birmingham, Alabama 35288

Earnings Highlights

	Three months ended:
(In millions. except per share data)	September 30, 2008		June 30, 2008		September 30, 2007
	Amount	Dil. EPS	Amount	Dil. EPS	Amount	Dil. EPS

Earnings

Net interest income (FTE)	$930.6		$989.5		$1,086.6
Provision for loan losses	417.0		309.0		90.0
Non-interest income	719.3		743.2		729.1
Non-interest expense	1,127.6		1,140.4		1,145.4
Income from continuing operations	90.4	$0.13	206.6	$0.30	394.2	$0.56
Loss from discontinued operations, net of tax	(10.9)	(0.02)	(0.2)	0.00	(0.1)	0.00
Net income	79.5	0.11	206.4	0.30	394.2	0.56
Income from continuing operations (GAAP)	90.4	0.13	206.6	0.30	394.2	0.56
Merger-related charges, net of tax*	15.2	0.02	62.0	0.09	56.5	0.08
Income from continuing operations, excluding merger-related charges (Non-GAAP)*	$105.6	$0.15	$268.6	$0.39	$450.7	$0.64

Key ratios

Net interest margin (FTE)	3.10%		3.36%		3.74%
Return on average assets**	0.22%		0.58%		1.14%
Return on average tangible equity**	4.20%		10.98%		20.14%

Asset quality

Reserves for credit losses as % of net loans	1.57%		1.56%		1.19%
Net charge-offs as % of average net loans**	1.68%		0.86%		0.27%
Non-performing assets as % of loans and other real estate	1.79%		1.65%		0.65%
Non-performing assets as % of loans and other real estate (excluding loans held for sale)	1.66%		1.65%		0.62%
Non-performing assets (including 90+ past due) as % of loans and other real estate	2.25%		2.09%		1.00%
Non-performing assets (including 90+ past due) as % of loans and other real estate (excluding loans held for sale)	2.12%		2.08%		0.97%

*	See “Use of non-GAAP financial measures” at the end of this release
**	Annualized

Third quarter operating EPS of 15 cents, excluding merger-related charges and discontinued operations

Regions’ 2008 third quarter net income was $79.5 million or 11 cents per diluted share, which included $26.1 million (after-tax) in merger-related expenses and loss on discontinued operations. Excluding the impact of merger-related expenses, earnings per diluted share from continuing operations were 15 cents compared to the previous quarter’s 39 cents. A decision to accelerate disposition of problem assets drove a large portion of increased credit costs. Net charge-offs and other real estate expense related to these dispositions totaled approximately $186 million. Also impacting third quarter earnings were a leveraged lease tax settlement – a reduction of 3 cents per diluted share – and a mortgage servicing rights (MSR) impairment, which lowered after tax diluted earnings per share 1 cent. The MSR valuation change represented a 7 cent linked-quarter swing in earnings per share versus the second quarter.

“This past quarter will likely be regarded as one of the most turbulent and challenging periods in the history of the financial services industry.” said Dowd Ritter, chairman, president and chief executive officer. “Credit quality and capital adequacy issues, along with a slowing economy, have created an unprecedented operating environment for financial companies. Regions is taking aggressive actions to counter its effects and is well-positioned to weather the storm.”

Emphasis on problem loan and property dispositions helps control non-performing asset levels; drives increased net loan charge-offs

In the third quarter, Regions either sold or transferred to held for sale approximately $430 million of non-performing loans and foreclosed properties. Losses on those transactions totaled $186 million and largely accounted for the linked-quarter increase in net loan charge-offs and other real estate expense.

Total third quarter net loan charge-offs rose to $416 million, or an annualized 1.68 percent of average loans, from second quarter’s $209 million, or 0.86 percent. The majority of the increase was attributable to non-performing loan dispositions, which effectively reduces future balance sheet risk. Excluding these loan dispositions, net charge-offs were an annualized 1.03 percent of average loans. In line with expectations, commercial real estate construction losses, primarily related to homebuilders and condominiums, were the driver of the losses.

Home equity net loan charge-offs improved to an annualized 1.59 percent of average loans and lines from second quarter’s 1.94 percent. An aggressive approach to contacting and helping customers, and actions such as fortifying the collections function and creating a separate team entirely focused on Florida home equity loans, are positively impacting losses.

Regions recorded a third quarter loan loss provision which essentially matched net charge-offs, and also added $9.4 million to its reserve for unfunded commitments. As a result, the allowance for credit losses increased slightly to 1.57 percent of September 30 loan balances.

Proactive management of well-defined credit issues

Residential homebuilder exposure continued to decline as a result of a focus on property dispositions as well as loan repayments. As of September 30, 2008, homebuilder balances totaled $5.2 billion, a $556 million decrease compared to second quarter. Regions also made progress working down its condominium exposure, which now totals $1.1 billion, down $532 million or by one-third since year-end. Lastly, as described above, the company’s efforts to manage its home equity portfolio, especially its exposure to second liens in Florida, have made headway as evidenced by reduced losses.

Non-performing assets, including loans classified as held for sale, increased $141 million versus the previous quarter to 1.79 percent of loans and foreclosed assets. Excluding $129 million of loans classified as held for sale, nonperforming assets were little changed at 1.66 percent of loans and other real estate, despite continued migration of residential homebuilder credits and condominium projects to non-performing status.

Stable capital position

At September 30, Regions’ Tier 1 ratio was an estimated 7.47 percent, $1.7 billion above the “well capitalized” threshold as defined by regulatory standards.

Regions has been notified that it is eligible and does intend to participate in the capital purchase program announced by the Treasury Department on October 13, 2008. The capital is in the form of senior perpetual preferred stock (together with warrants to purchase common stock) and qualifies as Tier 1 capital for regulatory purposes. It is being offered at an attractive coupon of 5 percent for the first five years. Qualified institutions can obtain between 1 percent and 3 percent of their total risk-weighted assets as of September 30, 2008, as defined by banking regulations. For Regions, this would approximate between $1.17 billion and $3.51 billion of capital, providing a significant strengthening of our overall capital base.

Net interest margin impacted by tax settlement

Net interest income declined to $922 million in the third quarter, primarily due to a 26 basis point linked-quarter drop in the net interest margin to 3.10 percent. A $43 million charge related to a leveraged lease tax settlement accounted for 14 basis points of the erosion. A related $19 million tax benefit reduced the settlement’s third quarter bottom-line impact to approximately $0.03 per share. Regions’ net interest margin was also affected by deposit disintermediation and pricing pressure, as an industry-wide flight to quality such as Treasury securities, weighed on bank deposits. Total deposits declined $683 million versus the second quarter on an ending basis.

Balance sheet management remains a priority

Regions remains focused on deposit growth opportunities that will serve it well over the longer term. As an example, the Company has realigned branch incentive plan measures and weightings to drive quality checking production and support low-cost deposit growth. In addition, products such as Regions’ new “LifeGreen” checking accounts are having early success. Regions added new consumer checking households at a 2 percent annualized pace in the third quarter, opening more checking accounts in that period than in any quarter in its history. Additionally, the Company believes it is well positioned to capitalize on the disruptions and opportunities being created by bank mergers and FDIC-assisted takeovers. In late August Regions acquired, in an FDIC-assisted transaction, about $900 million of deposits from a failed Atlanta bank, enhancing its share in an attractive long-term growth market.

Average loans grew an annualized 5 percent in the third quarter, similar to second quarter’s pace. On an ending basis, loans were up only 1.8 percent annualized, lead by Commercial and Industrial, which grew by 5 percent. Regions is managing its loan growth with an intense focus on risk and risk adjusted return on capital. In addition, any new commercial business relationship is now required to extend beyond lending to include deposits and fee-based services such as treasury management products.

Non-interest income results mixed; expenses well-contained

Non-interest income decreased an annualized 13 percent to $719 million in the third quarter, primarily reflecting lower brokerage revenues that were somewhat offset by higher trust and mortgage income. Morgan Keegan, the largest driver of brokerage revenue, posted third quarter total revenues of $293 million, $46 million below the prior quarter primarily due to lower Fixed-income and Equity Capital Markets’ revenues. However, Morgan Keegan’s expenses were also down, resulting in net income of $31 million, a $7.3 million decline linked quarter. Trust income was strong in the third quarter, up $7.9 million. Mortgage income was higher by $8.1 million relative to the second quarter, which had included a $15 million loss on sale of mortgage servicing assets.

Regions’ non-interest expenses, excluding merger charges and MSR impact, declined to $1.1 billion, a 5 percent linked quarter annualized improvement. Personnel costs declined by $25 million versus second quarter, reflecting the success of Regions’ operating efficiency initiatives and reduced incentive payments. A decline in mortgage servicing amortization also contributed to the overall reduction in expense. Offsetting, other real estate owned expenses increased to $43 million, reflecting aggressive efforts to sell foreclosed properties.

Notably, third quarter reported expenses included an $11 million MSR impairment charge necessitated by changes in market interest rates. This represents a 7 cent per share after-tax linked-quarter swing versus the $67 million MSR recapture recorded in the second quarter.

For supplemental financial information about the third quarter results, please refer to the information on Form 8-K furnished by Regions to the Securities and Exchange Commission on October 21, 2008, or visit the Investor Relations page at www.regions.com.

About Regions Financial Corporation

Regions Financial Corporation is a member of the S&P 100 Index and Forbes Magazine’s “Platinum 400” list of America’s best big companies. With $144 billion in assets, Regions is one of the nation’s largest full-service providers of consumer and commercial banking, trust, securities brokerage, mortgage and insurance products and services. Regions serves customers in 16 states across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates over 1,900 banking offices and approximately 2,400 ATMs. Its investment and securities brokerage trust and asset management division, Morgan Keegan & Company Inc., provides services from some 400 offices. Additional information about Regions and its full line of products and services can be found at www.regions.com.

Forward-looking statements

This press release may include forward-looking statements. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a “safe harbor” for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.
•	Regions’ ability to achieve the earnings expectations related to businesses that have been acquired or that may be acquired in the future.
•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.
•	Regions’ ability to keep pace with technological changes.
•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.
•	Regions’ ability to effectively manage interest rate risk, market risk, credit risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.
•	The current stresses in the financial and residential real estate markets, including possible continued deterioration in residential property values.
•	The cost and other effects of material contingencies, including litigation contingencies.
•	The effects of increased competition from both banks and non-banks.
•	Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.
•	Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular.

•	Possible changes in the creditworthiness of customers and the possible impairment of collectibility of loans.
•	The effects of geopolitical instability and risks such as terrorist attacks.
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Possible changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.
•	The effects of weather and natural disasters such as droughts and hurricanes.
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Congress recently enacted the Emergency Economic Stabilization Act of 2008, and the US Treasury and banking regulators are implementing a number of programs to address capital and liquidity issues in the banking system, all of which may have significant effects on Regions and the financial service industry, the exact nature and extent of which cannot be determined at this time.

The foregoing list of factors is not exhaustive; for discussion of these and other risks that may cause actual results to differ from expectations, please look under the caption “Forward-Looking Statements” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarters ended June 30, 2008 and March 31, 2008, as on file with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Regions assumes no obligation to update or revise any forward-looking statements that are made from time to time.

Use of non-GAAP financial measures

Page two of this earnings release presents computations of earnings and certain other financial measures excluding discontinued operations and merger charges (non-GAAP). Merger charges are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes the exclusion of merger charges in expressing earnings and certain other financial measures, including “earnings per share from continuing operations, excluding merger charges” and “return on average tangible equity, excluding discontinued operations and merger charges”, provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business, because management does not consider merger charges to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes:

•	Preparation of Regions’ operating budgets
•	Calculation of performance-based annual incentive bonuses for certain executives
•	Calculation of performance-based multi-year incentive bonuses for certain executives
•	Monthly financial performance reporting, including segment reporting
•	Monthly close-out “flash” reporting of consolidated results (management only)
•	Presentations of company performance to investors

Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Regions has policies in place to address expenses that qualify as merger charges and procedures in place to approve and segregate merger charges from other normal operating expenses to ensure that the Company’s operating results are properly reflected for period-to-period comparisons. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes merger charges does not represent the amount that effectively accrues directly to stockholders (i.e., merger charges are a reduction in earnings and stockholders’ equity).

See page 22 of the supplement to this earnings release for computations of earnings and certain other GAAP financial measures and corresponding reconciliation to non-GAAP financial measures, which exclude discontinued operations and merger charges for the periods presented.

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